Exhibit 10.9

PHOTOWORKS, INC.

AMENDMENT TO SUBORDINATED DEBENTURES

This Amendment to Subordinated Debentures (this “Amendment”) is made this 16th day of February, 2005 by and between Photoworks, Inc., a Washington corporation (the “Company”) and Matinicus LP (“Purchaser”), and shall be effective as of the effective date of the approval by the Company’s shareholders (the “Shareholder Approval”) of the Recapitalization Proposal (as defined in that certain Convertible Note, Warrant and Common Stock Purchase Agreement dated as of the date hereof by and among the Company, the Purchaser and certain other parties listed on Schedule 1 thereto (the “Purchase Agreement”)). This Amendment shall automatically terminate and be of no further force and effect, but the Debentures shall survive as if they had not been amended hereby, if the Company’s shareholders reject the Recapitalization Proposal at the Company’s 2005 Annual Meeting of Shareholders. Unless defined herein, all capitalized terms shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

Purchaser currently holds or will hold (prior to the Second Closing Date (as defined in the Purchase Agreement defined below)) all of the Company’s Subordinated Convertible Debentures issued on April 25, 2001 (the “Debentures”) pursuant to that certain Subordinated Convertible Debenture Purchase Agreement dated April 25, 2001 by and among the Company and the parties listed on Schedule 1 thereto. Section 9 of each of the Debentures provides that each Debenture may by amended with the written consent of the Company and the Holder of such Debenture.

The Company is currently in negotiations with its principal security holders to complete a series of transactions pursuant to which (i) the Company’s Articles of Incorporation will be amended to permit the conversion of the Company’s Series A Preferred Stock (the “Series A Preferred”) into shares of the Company’s Common Stock (the “Common Stock”) at a conversion price of $0.723 per share, (ii) all outstanding Series A Preferred will be converted into shares of Common Stock, (iii) the Debentures will be amended to permit the conversion of all outstanding principal and accrued interest thereon into shares of Common Stock at a conversion price of $0.11 per share, (iv) all Debentures (as so amended) will be converted into shares of Common Stock, (v) Company will sell and issue convertible promissory notes in the aggregate amount of $2,000,000 to certain purchasers, (vi) such promissory notes will be converted into shares of Common Stock at a conversion price of $0.1078 per share, and (vii) the Company will sell and issue up to 18,552,876 shares of Common Stock to certain purchasers for a purchase price of $0.1078 per share (these actions are hereinafter referred to collectively as the “Transactions”).

In order to induce the Company to enter into the Transactions, the parties desire to amend each of the Debentures as set forth in this Amendment.

AGREEMENT

The parties agree for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Amendments. Section 3 of each of the Debentures is hereby amended to read in its entirety as follows:

“(a)       Automatic Conversion. In the event that the Recapitalization Proposal (as such term is defined in that certain Convertible Note, Warrant and Common Stock Purchase Agreement dated as of February 16, 2005 by and among the Company and certain other parties listed on the signature pages thereto (the “New Purchase Agreement”)), is approved (the “Shareholder Approval”) by Holders the requisite vote of holders of shares of Common Stock of Payor (the “Common Stock”), then, on the date of the Second Closing (as defined in the New Purchase Agreement) all of the outstanding principal balance and accrued interest on this Debenture shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is obtained by dividing (A) the aggregate outstanding principal balance and accrued interest of this Debenture as of the date of conversion by (B) $0.11 (such shares are hereinafter referred to collectively as the “Conversion Shares”).

(b)               Issuance of Conversion Shares Upon Automatic Conversion. In the event that the Conversion Shares are issued pursuant to Section 3(a) hereof, Payor shall deliver to Holder as soon as practicable following the effective date of the Shareholder Approval a written notice of the automatic conversion of this Debenture (the “Automatic Conversion Notice”). On the date of the Second Closing, Holder shall deliver to Payor this Debenture in its original form duly endorsed for cancellation (or an affidavit in a form reasonably satisfactory to counsel to Payor that the original copy of this Debenture has been lost or destroyed) against delivery by Payor of a certificate or certificates, registered in Holder’s name, for the Conversion Shares (bearing such legends as are required by applicable state and federal Securities laws in the reasonable opinion of counsel to Payor). The conversion of the principal balance and accrued interest pursuant to Section 3(a) shall be deemed to have been made on the effective date of the Second Closing and Holder shall be treated for all purposes as the record holder of the Conversion Shares as of such date.

(c)               Fractional Shares. The Payor shall not issue fractional shares of Common Stock upon the conversion of the Debenture pursuant to Section 3(a), and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.”

2.	Issuance of Warrant.

(a)               Issuance of Warrant. Subject to the terms of this Amendment, the Company hereby agrees to issue to Purchaser at the Second Closing (as defined in the Purchase Agreement) a warrant to purchase 2,272,500 shares of the Company’s Common Stock at a purchase price of $0.21 per share in substantially the form attached hereto as Exhibit A (the “Warrant”).

(b)               Delivery at Second Closing. At the Second Closing (as defined in the Purchase Agreement), the Company shall deliver to Purchaser the Warrant against delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing Purchaser’s exemption from withholding tax.

(c)               Company’s Closing Conditions at Second Closing. The obligations of the Company under Section 2 of this Amendment are subject to the fulfillment at or before the Second Closing of each of the following conditions, any of which may be waived in writing by the Company:

(i)   The representations and warranties of Purchaser contained in Section 3 shall be true in all material respects on and as of the Second Closing with the same effect as if made on and as of the Second Closing.

(ii)                 All covenants, agreements and conditions contained in this Amendment and the Transactional Agreements (as defined in the Purchase Agreement) to be performed by Purchaser on or prior to the Second Closing shall have been performed or complied with in all material respects.

(iii)                The Recapitalization Approval (as defined in the Purchase Agreement) shall have been approved by the requisite level of shareholders.

(iv)                The Articles of Amendment (as defined in the Purchase Agreement) shall have been filed with the Secretary of State of the State of Washington and shall be in full force and effect on the Second Closing Date (as defined in the Purchase Agreement).

(v)                 As of the Second Closing, the Purchaser will be the holder of all the Company’s Subordinated Convertible Debentures issued on April 25, 2001.

(d)               Ownership of Debentures. As of the Second Closing, the Purchaser will be the holder of all the Company’s Subordinated Convertible Debentures issued on April 25, 2001.

(e)               Attorneys’ Fees. At the Second Closing, the Company shall pay by wire transfer the reasonable fees and disbursements of counsel to Matinicus, LP up to, but not in excess of, $5,000 in the aggregate.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a)               Purchase for Own Account. Purchaser represents that it is acquiring the Warrant (collectively with the Common Stock issuable upon exercise thereof, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)               Information and Sophistication. Purchaser acknowledges that it has received all the information requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given Purchaser. Purchaser further represents that it or its investment adviser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c)               Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(d)               Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)   There is then in effect a registration statement under the Securities Act of 1933 (as amended, the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)                 Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state Securities laws.

(iii)                Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a shareholder or partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a Purchaser hereunder.

(e)               Accredited Investor Status. Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

4. Restrictive Legend. The Warrant and the certificates for the Common Stock issuable upon exercise of the Warrant shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Amendment, including, without limitation, the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

The Company need not register a transfer of shares bearing the restrictive legend set forth in this Section 4, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of such shares, unless one of the conditions specified in the legend set forth in this Section 4 is satisfied.

5. Continued Effect. Except as provided herein, the Debentures shall remain in full force and effect. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile to the Company by Purchaser and to Purchaser by the Company of an executed signature page to this Amendment by Purchaser who shall previously have been furnished the final form of this Amendment and by the Company shall constitute the execution and delivery of this Amendment by Purchaser and by the Company.

7. Binding Agreement. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided herein.

8. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, made and to be performed entirely within the State of Washington.

9. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

10.              Notices. Any notice required or permitted under this Amendment shall be given in writing and shall be deemed effectively given upon personal delivery or three days after deposit with the United States Post Office, postage prepaid, addressed to the Company at 1260 16th Avenue West, Seattle, Washington 98119, or to Purchaser at its address shown on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

11.              Modification; Waiver. No modification or waiver of any provision of this Amendment or consent to departure therefrom shall be effective unless in writing and approved by the Company and Purchaser.

12.              Amendment. If any provision of this Amendment is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.              Survival of Warranties. The representations, warranties and covenants of the Purchasers contained in or made pursuant to this Amendment shall survive the execution and delivery of this Amendment and the Second Closing, such survival to continue for two (2) years commencing as of the Second Closing. Such representations, warranties and covenants shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company.

14.              Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature page follows]

Exhibit 10.9

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above.

PHOTOWORKS, INC.

a Washington corporation

By: /s/ Philippe Sanchez

Name: Philippe Sanchez

Title: President and Chief Executive Officer

Address:	PhotoWorks, Inc.

1260 16th Avenue West

Seattle, Washington 98119

Attn: Chief Executive Officer

Facsimile:	(206) 284-8732

PURCHASER:

MATINICUS LP

By: /s/ Edward Holl

Name: Edward Holl

Title: Managing Member

Address:	51 West 95th Street
New York, NY 10025

Facsimile: 415-482-7837

SIGNATURE PAGE TO AMENDMENT TO SUBORDINATED DEBENTURES